As filed with the Securities and Exchange Commission on January 28, 2020

Registration Statement No. 333-221728

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BOOT BARN HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	90-0776290 (I.R.S. Employer Identification No.)

15345 Barranca Parkway

Irvine, California 92618

(949) 453-4400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James G. Conroy

Boot Barn Holdings, Inc.

President and Chief Executive Officer

15345 Barranca Parkway

Irvine, California 92618

(949) 453-4400

(816) 701-4739 fax

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Howard A. Kenny

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, New York 10178

(212) 309-6000

(212) 309-6001 fax

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

TABLE OF ADDITIONAL REGISTRANTS*

Exact Name of Additional Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
Baskins Acquisition Holdings, LLC	Delaware	27-0305335
Boot Barn, Inc.	Delaware	26-1081729
RCC Western Stores, Inc.	South Dakota	46-0402300
Sheplers Holding Corporation	Delaware	26-0406901
Sheplers, Inc.	Kansas	26-0604311

*                                         Boot Barn, Inc. is a subsidiary of Boot Barn Holdings, Inc. Baskins Acquisition Holdings, LLC, RCC Western Stores, Inc. and Sheplers Holding Corporation are subsidiaries of Boot Barn, Inc. The address including zip code, and telephone number, including area code, of Boot Barn, Inc., Baskin Acquistion Holdings, LLC and RCC Western Stores, Inc. is 15345 Barranca Parkway Irvine, California 92618, (949) 453-4400. Sheplers, Inc. is a subsidiary of Sheplers Holding Corporation. The address including zip code, and telephone number, including area code, of Sheplers Holding Corporation and Sheplers, Inc. is 6501 West Kellogg Drive, Wichita, Kansas 67209, (316) 946-3786.

Deregistration of Unsold Securities

This Post-Effective Amendment No. 1 amends the Registration Statement on Form S-3, Registration No. 333-221728 (the “Original Registration Statement”) of the registrants named herein, which was filed with the Securities and Exchange Commission on November 22, 2017, and become effective on December 12, 2017. The Original Registration Statement registered an aggregate amount of $300,000,000 securities for other and sale by the registrants on selling securityholders. The offering pursuant to the Original Registration Statement has terminated. In accordance with an undertaking made by the registrants in the Original Registration Statement, the registrants by this Post-Effective Amendment No. 1 hereby remove from registration all securities which were registered on the Original Registration Statement, but remain unsold.

Signatures

Pursuant to the requirements of the Securities Act of 1933, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on January 28, 2020.

BOOT BARN HOLDINGS, INC.

By:	/s/ JAMES G. CONROY
James G. Conroy
President and Chief Executive Officer

BASKINS ACQUISITION HOLDINGS, LLC

By:	/s/ JAMES G. CONROY
James G. Conroy
President and Chief Executive Officer

BOOT BARN, INC.

By:	/s/ JAMES G. CONROY
James G. Conroy
President and Chief Executive Officer

RCC WESTERN STORES, INC.

By:	/s/ JAMES G. CONROY
James G. Conroy
President and Chief Executive Officer

SHEPLERS HOLDING CORPORATION

By:	/s/ JAMES G. CONROY
James G. Conroy
President and Chief Executive Officer

SHEPLERS, INC.

By:	/s/ JAMES G. CONROY
James G. Conroy
President and Chief Executive Officer

No other person is required to sign this Post-Effective Amendment No. 1 in reliance on Rule 478 under the Securities Act.